UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2014

Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117
(Address of Principal Executive Offices)	(Zip Code)
(816) 201-1024
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 5, 2014, Cerner Corporation (“Cerner”) entered into a Master Sale and Purchase Agreement (the “Agreement”) with Siemens AG, a stock corporation organized under the laws of Germany (“Siemens”), pursuant to which Cerner will acquire substantially all of the assets, and assume certain liabilities, of Siemen’s health information technology ("HIT") business unit.
Under the terms of the Agreement, at the closing (the “Closing”) Cerner will pay $1.3 billion (USD) in cash, subject to certain adjustments for working capital and pension obligations. The Closing is subject to customary conditions, including among others, the expiration or termination of all applicable waiting periods (and extensions thereof) under the Hart-Scott Rodino Act and any other applicable merger control laws. Cerner and Siemens have made customary representations and warranties and have agreed to related indemnification obligations in the Agreement.
At Closing, Cerner and Siemens will enter into a transition services agreement pursuant to which Siemens will provide certain transitional services to Cerner for an initial period of up to six months after Closing. The transaction is currently expected to close in Cerner’s first fiscal quarter of 2015.
Concurrently with execution of the Agreement, the parties entered into an agreement for global cooperation in certain fields of the global health care market. After Closing, each company will contribute up to $50 million (USD) to a new strategic alliance to fund projects that integrate health IT with medical technologies for the purpose of enhancing workflows and improving clinical outcomes.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to Cerner’s Quarterly Report on Form 10-Q for the fiscal period ending September 27, 2014.
Item 7.01 Regulation FD Disclosure
Cerner issued a press release announcing the entering into a definitive agreement between Cerner and Siemens for Cerner to acquire substantially all of the assets, and assume certain liabilities, of Siemens’ HIT business unit. A copy of the press release issued August 5, 2014 regarding the acquisition is annexed hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the media fact sheet summarizing the press release is annexed hereto as Exhibit 99.2.
Cerner has posted on the Investor Relations page of its internet website a slide presentation related to the acquisition of Siemens’ HIT business. A copy of the slide presentation is furnished as Exhibit 99.3 to this current report on Form 8-K. Cerner will not undertake to update this presentation.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Cerner Corporation dated August 5, 2014

99.2	Media Fact Sheet dated August 5, 2014

99.3	Investor Presentation dated August 5, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: August 5, 2014	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Cerner Corporation dated August 5, 2014
99.2	Media Fact Sheet dated August 5, 2014
99.3	Investor Presentation dated August 5, 2014